  Metris Receivables, Inc.                             Metris Master Trust                             Monthly Report
  Certificateholder's Statement                          Series 1996-1                                          Mar-98
  Section 5.2                              Class A          Class B        Class C        Class D          Total

  (i)   Certificate Amount               518,000,000.00    87,500,000.00 50,000,000.00  44,500,000.00   700,000,000.00
  (ii)  Certificate Principal Distribut            0.00             0.00          0.00                            0.00
  (iii) Certificate Interest Distribute    2,784,250.00       495,833.33    272,696.24                    3,552,779.57
  (iv) Principal Collections              26,823,662.00     4,531,023.99  2,589,156.56   2,296,737.47    36,240,580.01
  (v)  Finance Charge Collections         12,317,052.00     2,080,583.11  1,188,904.63   1,054,241.53    16,640,781.27
         Recoveries                          122,884.73        20,757.56     11,861.46      10,556.70       166,060.45
         Interest Earned on Accounts               0.00             0.00          0.00           0.00             0.00
           Total Finance Charge Collect   12,439,936.74     2,101,340.66  1,200,766.09   1,064,798.23    16,806,841.72
          Total Collections               39,263,598.73     6,632,364.65  3,789,922.66   3,361,535.70    53,047,421.74
  (vi) Aggregate Amount of Principal Receivables                                                      2,869,270,098.94
         Invested Amount (End of Month)  518,000,000.00    87,500,000.00 50,000,000.00  44,500,000.00   700,000,000.00
         Floating Allocation Percentage     18.0533718%       3.0495561%    1.7426035%     1.5509171%      24.3964484%
         Invested Amount (Beginning of   518,000,000.00    87,500,000.00 50,000,000.00  44,500,000.00   700,000,000.00
         Average Daily Invested Amount                                                                  699,855,442.77
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                               86.34% 2,574,759,596.32
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                             6.09%   181,650,334.72
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                            2.33%    69,410,924.91
         90 Days and Over (60+ Days Contractually Delinquent)                                   5.24%   156,384,199.68
          Total Receivables                                                                   100.00% 2,982,205,055.63
  (viii) Aggregate Investor Default Amount                                                                6,338,458.77
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                         10.66%
  (ix)  Charge-Offs                                0.00             0.00          0.00           0.00             0.00
  (x)   Servicing Fee                                                                                     1,189,041.10
  (xi)  Pool Factor                           1.0000000        1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections              0.00          0.00           0.00             0.00
  (xiii) Excess Funding Account Balance                                                                           0.00
           Prefunding Account Balance                                                                             0.00
  (xiv) Class C Reserve Amount                                                                                    0.00
           Class C Reserve Account Balance                                                                        0.00
           Class C Trigger Event Occurrence                                                                None
  Average Net Portfolio Yield                                                                                 17.6117%
  Minimum Base Rate                                                                                            8.4878%